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                                                                     EXHIBIT 3.4

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is KNIGHT NATURAL GAS, INC.

SECOND: The following amendment to the Articles of Incorporation was adopted on November 12, 1996, as prescribed by the Colorado Business Corporation Act, by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

ARTICLE I.  The name of the Corporation is KALAN GOLD CORPORATION.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

This amendment is effective immediately.

                                  KNIGHT NATURAL GAS, INC.

                                  By:     /s/ President of Knight Natural Gas
                                     ------------------------------------------
                                      Its President
                                      Title